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                                                                    Exhibit 21.1



                         THE CHARLES SCHWAB CORPORATION

                         Subsidiaries of the Registrant



The following is a listing of the significant subsidiaries of the Registrant:

Schwab Holdings, Inc. (holding company for Charles Schwab & Co., Inc.), a Delaware corporation

Charles Schwab & Co., Inc., a California corporation

Mayer & Schweitzer, Inc. (holding company for Schwab Associates & Co.), a New Jersey corporation

Schwab Associates & Co. (99% limited partner of Schwab Capital Markets L.P.), a Delaware corporation

Schwab Capital Markets L.P., a New Jersey limited partnership

U.S. Trust Corporation (holding company for United States Trust Company of
   New York), a New York corporation

United States Trust Company of New York, a New York corporation



The following is a listing of certain other subsidiaries of the Registrant:

Charles Schwab Investment Management, Inc., a Delaware corporation

The Charles Schwab Trust Company, a California corporation





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